Exhibit 23.1

To Whom It May Concern:

The firm of Stan J.H. Lee,  Certified Public Accountant hereby consents to the use in this Pre-effective Amendment No. 2 to Registration  Statement  on Form S-1, of our report dated May 15, 2012 , relating to the audited consolidated financial statements of Alentus Corporation , as of December 31, 2011 and 2010 and for the years then ended and to the reference to our Firm under the heading "Experts" in the Prospectus.

Very truly yours,

/s/ Stan J.H. Lee, CPA

Stan J.H. Lee, CPA

Fort Lee, NJ 07024

August 3, 2012

Registered with the Public Company Accounting Oversight Board